Exhibit 99.1

FOR IMMEDIATE RELEASE

DEMAND FOR BODY-WORN DEVICES DRIVES INTRICON’S STRONG

FOURTH-QUARTER AND FULL-YEAR RESULTS

Sales Rise 34 Percent for Fourth Quarter and 33 Percent for Year

ST. PAUL, Minn. — Feb. 21, 2008 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced financial results for its 2007 fourth quarter and year ended December 31, 2007.

For the fourth quarter, the company reported quarterly net sales of $19.0 million, a 34 percent increase from net sales of $14.2 million for the 2006 fourth quarter. IntriCon delivered fourth-quarter net income of $662,000, or $0.12 per diluted share, up 49 percent from net income of $443,000, or $0.08 per diluted share, for the 2006 fourth quarter. The 2007 net sales and net income include results from the late-May 2007 acquisition of Tibbetts Industries, Inc.

“Across the board, we saw strong gains in our core medical, hearing health and professional audio businesses for the fourth quarter and full year,” said Mark S. Gorder, president and chief executive officer of IntriCon. “Medical saw the most rapid growth in 2007, rising 122 percent from the prior year. Our success is a direct result of building our business through existing OEM customers.

“Fueling demand throughout our organization is the industry-wide trend toward further miniaturization. As device sizes continue to shrink and move to body-worn platforms—many incorporating low-power wireless capabilities to transmit critical data—we believe that we’re one of the few companies with the capabilities to design, manufacture and bring these products to market.”

For the year, IntriCon reported net sales of $69.0 million and net income of $1.9 million, or $0.34 per diluted share. This compares to 2006 net sales of $51.7 million and net income of $1.2 million, or $0.22 per diluted share.

Included in the 2007 fourth-quarter results are net sales of $1.6 million from the acquisition of Tibbetts Industries. The 12-month period includes net sales of $4.5 million from Tibbetts Industries.

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IntriCon Corporation 2007 Fourth-Quarter Results
February 21, 2008

Business Update

For the fourth quarter and full year, IntriCon’s core businesses increased 45 percent and 44 percent, respectively. The company’s non-core electronics business decreased 17 percent from the fourth quarter of 2006 and 9 percent for the year. IntriCon’s gross margins rose to 25 percent for the fourth quarter from 23 percent a year earlier. Gross margins for 2007 were 25 percent, versus 24 percent for 2006. Operating income was up 40 percent for the three-month period and 66 percent for 2007, year over year.

Said Gorder, “Our targeted market focus drove solid performance for the third straight year. To further enhance our capabilities and add to our growing portfolio of proprietary technology, we made the strategic acquisition of Tibbetts Industries, and entered into a key partnership with Advanced Medical Electronics Corp. (AME). Both transactions augment our expertise; and we’re particularly excited about the opportunity to develop and manufacture new miniature, wireless, ultra low-power bio-telemetry instruments using AME’s technology.”

“IntriCon is committed to enhancing the mobility and effectiveness of body-worn devices that connect people to people and to the devices around them. We believe this commitment, combined with our strategic initiatives, will help us continue to grow.”

In the fourth quarter, the company’s board of directors approved the decision to switch the listing of IntriCon’s common stock from the American Stock Exchange to The NASDAQ Stock Market LLC®. The change, effective Jan. 2, 2008, was made to provide added visibility and liquidity, while at the same time offering investors the best prices, fastest execution and lowest cost per trade.

According to Gorder, IntriCon moves into 2008 with a continued emphasis on investing in R&D—not only to develop new products and technology, but to further enhance its current product portfolio. In addition, the company plans to leverage its proprietary IntriCon technology to:

•	gain additional traction and market share in hearing health;
•	further advance its professional audio product offering; and
•	develop new bio-telemetry medical applications.

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IntriCon Corporation 2007 Fourth-Quarter Results
February 21, 2008

Concluded Gorder, “We continue to explore possible overseas expansion and our growth strategies may also include further acquisitions that are consistent with IntriCon’s mission. As a company, though we might experience quarter-to-quarter fluctuations, we’re committed to continuing to deliver low double-digit sales growth and improving gross margins. Given our advanced capabilities, proven track record and growing customer base, we’re confident in our ability to achieve those goals.”

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning the benefits of AME’s technology, prospects in the miniature body-worn device arena, future growth and expansion, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the Tibbetts acquisition, including unanticipated liabilities and expenses, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2007 Fourth-Quarter Results
February 21, 2008

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	December 31, 2007	December 31, 2006
Sales, net	$19,024,522	$14,193,495

Costs of sales	14,323,158	10,931,034

Gross profit	4,701,364	3,262,461

Operating expenses:
Selling expense	1,134,157	790,195
General and administrative expense (a)	1,683,158	1,117,152
Research and development expense	945,359	685,095
Total operating expenses	3,762,674	2,592,442

Operating income	938,690	670,019

Interest expense	(206,488)	(133,745)
Interest income	13,476	19,316
Equity in earnings of partnerships	(2,500)	—
Other expense, net	(120,896)	(30,487)

Income before income taxes	622,282	525,103
Income tax (benefit) expense	(40,143)	46,586

Income from continuing operations	662,425	478,517
Loss from discontinued operations, net of income tax expense	—	(35,360)

Net income	$662,425	$443,157

Income (loss) per share:
Basic
Continuing operations	$.13	$.09
Discontinued operations	—	—
	$.13	$.09

Diluted
Continuing operations	$.12	$.09
Discontinued operations	—	(.01)
	$.12	$.08

Average shares outstanding:
Basic	5,246,681	5,172,712
Diluted	5,664,500	5,307,979

(a)

General and administrative expense includes $72,189 and $64,019 of non-cash stock option expense related to the adoption of FAS 123(R) for the three-month period ended December 31, 2007 and 2006, respectively.

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IntriCon Corporation 2007 Fourth-Quarter Results
February 21, 2008

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Twelve Months Ended
	December 31, 2007	December 31, 2006
Sales, net	$68,983,380	$51,725,952

Costs of sales	51,738,573	39,304,003

Gross profit	17,244,807	12,421,949

Operating expenses:
Selling expense	4,034,135	3,410,226
General and administrative expense (a)	6,858,582	4,921,818
Research and development expense	3,088,770	2,122,594
Total operating expenses	13,981,487	10,454,638

Operating income	3,263,320	1,967,311

Interest expense	(978,145)	(498,521)
Interest income	84,524	48,003
Equity in earnings of partnerships	(157,500)	—
Other expense, net	(164,288)	(101,831)

Income before income taxes	2,047,911	1,414,962
Income tax expense	180,673	174,460
Income from continuing operations	1,867,238	1,240,502
Loss from discontinued operations, net of income tax expense	—	(77,990)

Net income	$1,867,238	$1,162,512

Income (loss) per share:
Basic
Continuing operations	$.36	$.24
Discontinued operations	—	(.01)
	$.36	$.23

Diluted
Continuing operations	$.34	$.23
Discontinued operations	—	(.01)
	$.34	$.22

Average shares outstanding:
Basic	5,209,567	5,159,216
Diluted	5,519,780	5,319,802

(a)

General and administrative expense includes $280,376 and $213,531 of non-cash stock option expense related to the adoption of FAS 123(R) for the twelve-months ended December 31, 2007 and 2006, respectively.

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IntriCon Corporation 2007 Fourth-Quarter Results
February 21, 2008

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

Assets

	December 31, 2007	December 31, 2006
	(unaudited)
Current assets

Cash	$1,651,145	$599,459

Restricted cash	72,231	60,158

Accounts receivable, less allowance for doubtful accounts of $259,000 at 2007 and $246,000 at 2006	8,408,149	8,456,450

Inventories	9,835,060	9,030,615

Refundable income taxes	28,297	103,587

Note receivable from sale of discontinued operations, less allowance of $225,000 at 2007 and 2006	75,000	300,000

Other current assets	775,206	235,418

Total current assets	20,845,088	18,785,687

Property, plant and equipment
Machinery and equipment	36,959,184	28,767,904

Less: accumulated depreciation	28,500,318	21,994,344

Net property, plant and equipment	8,458,866	6,773,560

Long-term note receivable from sale of discontinued operations	—	75,000

Goodwill	8,238,020	5,927,181

Investment in partnerships	1,590,426	1,800,000

Other assets, net	1,543,127	920,051

	$40,675,527	$34,281,479

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IntriCon Corporation 2007 Fourth-Quarter Results
February 21, 2008

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

Liabilities and Shareholders’ Equity

	December 31, 2007	December 31, 2006
	(unaudited)
Current liabilities

Checks written in excess of cash	$1,209,642	$661,756
Current maturities of long-term debt	1,476,665	952,730
Accounts payable	3,965,914	5,161,450
Income taxes payable	74,549	173,810
Deferred gain on building sale	110,084	110,084
Short term partnership payable	260,000	260,000
Other accrued liabilities	4,382,755	3,021,201

Total current liabilities	11,479,609	10,341,031

Long term debt, less current maturities	6,963,410	3,830,461
Other post-retirement benefit obligations	816,532	1,063,744
Long term partnership payable	1,020,000	1,280,000
Note payable, net of current portion (Amecon)	259,360	515,720
Deferred income taxes	89,273	79,273
Accrued pension liability	624,517	628,569
Deferred gain on building sale	825,631	935,715
Total non-current liabilities	10,598,723	8,333,482

Total liabilities	22,078,332	18,674,513

Commitments and contingencies
Shareholders’ equity
Common shares, $1 par; 10,000,000 shares authorized;
5,722,975 and 5,706,235 shares issued; 5,207,221 and 5,190,481 outstanding	5,813,491	5,706,235
Additional paid-in capital	13,391,449	12,339,988
Accumulated earnings (deficit)	877,733	(989,505)
Accumulated other comprehensive loss	(220,400)	(184,674)

Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	18,597,195	15,606,966

	$40,675,527	$34,281,479

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